Exhibit 99.2

Talison Row at Daniel Island, South Carolina

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q2 2020

NYSE: IRT

WWW.IRTLIVING.COM

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	10

Balance Sheets	11

Statements of Operations, FFO & CORE FFO
Trailing Five Quarters	12
Three and Six Months Ended June 30, 2020 and 2019	13

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing Five Quarters	14
Three and Six Months Ended June 30, 2020 and 2019	14

Same-Store Portfolio Net Operating Income
Trailing Five Quarters	15
Three and Six Months Ended June 30, 2020 and 2019	16

Net Operating Income Bridge	17

Same-Store Portfolio Net Operating Income by Market
Three Months Ended June 30, 2020 and 2019	18
Six Months Ended June 30, 2020 and 2019	19

Total Portfolio NOI Exposure by Market	20

Value Add Summary	21

Capital Recycling Activity	22

Debt Summary	23

Debt Covenant & Unencumbered Asset Statistics	24

Definitions	25

Independence Realty Trust

June 30, 2020

Company Information:

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
212-704-8112
IRT@edelman.com

Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this supplemental information.

Independence Realty Trust Announces Second Quarter 2020 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – July 29, 2020 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2020 financial results.

Second Quarter Highlights

•	Net income available to common shares of $0.8 million for the quarter ended June 30, 2020 compared to $14.7 million for the quarter ended June 30, 2019.

•	Earnings per diluted share of $0.01 for the quarter ended June 30, 2020 compared to $0.16 for the quarter ended June 30, 2019.

•	Same store net operating income (“NOI”) growth of 1.2% for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019.

•

Core Funds from Operations (“CFFO”) of $18.0 million for the quarter ended June 30, 2020 compared to $16.9 million for the quarter ended June 30, 2019. CFFO per share was $0.19 for the second quarter of 2020, in-line with the second quarter of 2019.

•	Adjusted EBITDA of $25.6 million for the quarter ended June 30, 2020 compared to $25.3 million for the quarter ended June 30, 2019.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“We are pleased with our second quarter 2020 results, which continue to demonstrate IRT’s resiliency during these challenging times brought on by the COVID-19 pandemic” said Scott Schaeffer, Chairman and CEO of IRT. “Through the committed efforts of our team, we were able to deliver growth across the portfolio in the second quarter, as reflected in quarterly NOI growth of 1.2%.”

“We remain cautiously optimistic as new lease traffic has not only rebounded but is also exceeding 2019 levels. We will continue to work through current headwinds and are mindful of challenges ahead as the economy remains under pressure. We remain focused on capital preservation and balance sheet strength, with approximately $248 million in total liquidity at quarter-end.  We will also remain flexible relative to our value add initiative, which is positioned to continue delivering attractive returns on investment.”

Same Store Property Operating Results

	Second Quarter 2020 Compared to Second Quarter 2019(1)	Six Months Ended 6/30/20 Compared to Six Months Ended 6/30/19 (1)
Rental and other property revenue	1.7% increase (2)	3.1% increase (2)
Property operating expenses	2.3% increase (3)	1.8% increase (3)
Net operating income (“NOI”)	1.2% increase	4.0% increase
Portfolio average occupancy	120 bps decrease to 93.0%	70 bps decrease to 92.8%
Portfolio average rental rate	4.0% increase to $1,098	4.4% increase to $1,093
NOI Margin	30 bps decrease to 60.1%	50 bps increase to 60.8%

(1)	Same store portfolio for the three months ended June 30, 2020 includes 54 properties, which represent 14,748 units.
(2)	Excluding the provision for bad debt discussed below, rental and other property revenue growth was 3.1% for the three months ended June 30, 2020 and 3.9% for the six months ended June 30, 2020.
(3)

Controllable operating expenses decreased 0.2% and increased 1.8% for the three and six months ended June 30, 2020. Non-controllable operating expenses increased 6.7% and increased 1.8% for the three and six months ended June 30, 2020.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 16 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three months ended June 30, 2020.

	Second Quarter 2020 Compared to Second Quarter 2019(1)	Six Months Ended 6/30/20 Compared to Six Months Ended 6/30/19 (1)
Rental and other property revenue	1.4% increase (2)	2.5% increase (2)
Property operating expenses	0.6% increase (3)	0.4% decrease (3)
Net operating income (“NOI”)	1.9% increase	4.4% increase
Portfolio average occupancy	90 bps decrease to 94.3%	20 bps decrease to 94.2%
Portfolio average rental rate	2.8% increase to $1,080	3.1% increase to $1,076
NOI Margin	30 bps increase to 60.9%	110 bps increase to 61.3%

(1)	Same store portfolio, excluding value add, for the three months ended June 30, 2020 includes 38 properties, which represent 9,680 units.
(2)	Excluding the provision for bad debt discussed below, rental and other property revenue growth was 2.5% for the three months ended June 30, 2020 and 3.0% for the six months ended June 30, 2020.
(3)

Controllable operating expenses did not change and increased 0.6% for the three and six months ended June 30, 2020. Non-controllable operating expenses increased 1.6% and decreased 2.1% for the three and six months ended June 30, 2020.

COVID-19 Metrics (1)(2)

(Dollars in thousands, except per unit data)

Rent collections	2Q 2020	2Q 2019	1Q 2020
Rent collected for the period presented, as a percentage of rent billed	97.1%	99.0%	98.6%

Deferred payment plans: (3)
Number of deferred payment plans	260	-	-
Amount of monthly rent deferred for period presented	$424	-	-
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.9%	0.0%	0.0%

Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	98.0%	99.0%	98.6%

(1)	All metrics presented are for our total portfolio in the period presented.
(2)	All metrics are based on our internal data, which management uses to monitor property performance on a daily or weekly basis.
(3)

Deferred payment plans allow residents to defer between 25% and 75% of their monthly rent for between one and three months. Residents must provide evidence of hardship and commit to a full 12-month lease term, which allows deferred payments to be repaid over a longer remaining lease term. As of June 30, 2020, residents who entered into deferred payment plans had, on average, deferred 56% of their monthly rent for 2.7 months and have agreed to repay the deferred rent over 9.5 months.

During the second quarter of 2020 and as a result of the COVID-19 pandemic, we recorded a $723,000 provision for bad debts, representing 1.4% of total revenue for our 58 communities.  Of this amount, $690,000 relates to the 54-property same store portfolio.  The table below presents additional details on the components of bad debt:

Components of Bad Debt (1)	2Q 2020		2Q 2019		1Q 2020
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Charge-offs, net	$28	0.0%	$236	0.5%	$337	0.6%
Provision for bad debt	723	1.4%	-	-	-	-
Net bad debt	$751	1.4%	$236	0.5%	$337	0.7%

(1)

Dollar amounts are in thousands and percentages are as a percentage of total rental and other property income.  Bad debt is recorded as a reduction to rental and other property revenue in our consolidated statements of operations.

Operating statistics	July 2020	July 2019	2Q 2020
Rent collected for the period presented, as a percentage of rent billed	96.9%	98.0%	97.1%
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.3%	0.0%	0.9%
Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	97.2%	98.0%	98.0%
Average occupancy	93.8%	93.9%	92.9%
Average effective monthly rent per unit	$1,109	$1,060	$1,108
Resident retention rate	59.1%	56.8%	54.4%
Traffic (1)	16,246	12,093	47,947 (1)

(1)	Traffic represents instances of first contact with potential residents through email, phone call, office visit, etc. Traffic during 2Q 2020 was 26.6% higher than 2Q 2019.

Lease-Over-Lease Effective Rent Growth (1)

The table below depicts lease-over-lease effective rent growth for all new and renewal leases entered into during the respective periods for the 54-property same store portfolio.

Lease Type	Q2 2020	July 2020
New Leases	1.4%	1.1%
Renewal Leases	2.4%	0.7%
Total	1.9%	0.9%

(1)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

Value Add Program

Since the inception of our value add program, we have completed renovations in 3,252 units, achieving a weighted average return on investment of 18.2% on interior renovation costs.

As part of our COVID-19 pandemic response in the first quarter of 2020, we delayed the start of renovations at six communities and paused renovations at five communities. During June and July of 2020, with traffic returning in most of our markets, we resumed renovation efforts at all five communities that had been paused. As demonstrated by these actions, we will continue to assess the potential to resume projects currently on hold as market conditions improve.

Financial Flexibility

As of June 30, 2020, we had a total liquidity position of approximately $248 million, which includes unrestricted cash, additional capacity under our unsecured line of credit, and proceeds upon the future settlement of the unsettled portion of our forward equity offering.  Subsequent to quarter-end, we used our unsecured line of credit to prepay, without penalty, $32.1 million of property level debt with a weighted average interest cost of 3.9%.

Capital Expenditures

For the three months ended June 30, 2020, recurring capital expenditures for the total portfolio were $1.4 million, or $89 per unit. For the six months ended June 30, 2020, recurring capital expenditures for the total portfolio were $2.7 million, or $172 per unit.

Distributions

On June 15, 2020, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on July 24, 2020 to stockholders of record at the close of business on July 2, 2020.

2020 EPS and CFFO Guidance

On March 26, 2020, we suspended our fiscal 2020 guidance, given the uncertainty around the length and depth of the coronavirus crisis and its impact on our business and the economy. At this time, we believe it is prudent to keep our guidance suspended and we anticipate resuming our practice of providing full year guidance when there is more clarity on economic conditions.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, July 30, 2020 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 9172655. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, August 6, 2020 by dialing 1.855.859.2056, access code 9172655.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

212.704.8112

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$789	$(372)	$23,784	$4,863	$14,709
Earnings (loss) per share -- diluted	$0.01	$0.00	$0.26	$0.05	$0.16
Rental and other property revenue	$52,087	$51,156	$51,250	$51,057	$50,848
Property operating expenses	$20,974	$19,737	$19,064	$20,546	$20,072
Net operating income	$31,113	$31,419	$32,186	$30,511	$30,776
NOI margin	59.7%	61.4%	62.8%	59.8%	60.5%
Adjusted EBITDA	$25,643	$24,081	$27,427	$25,739	$25,284
CORE FFO per share	$0.19	$0.19	$0.20	$0.19	$0.19
Dividends per share	$0.12	$0.18	$0.18	$0.18	$0.18
CORE FFO payout ratio	63.2%	94.7%	90.0%	94.7%	94.7%
Portfolio Data:
Total gross assets	$1,916,424	$1,949,494	$1,841,738	$1,821,173	$1,817,207
Total number of properties	58	58	57	57	58
Total units	15,805	15,805	15,554	15,536	15,734
Period end occupancy	93.5%	92.7%	92.5%	92.8%	94.0%
Total portfolio average occupancy	92.9%	92.5%	92.5%	93.5%	94.4%
Total portfolio average effective monthly rent, per unit	$1,108	$1,100	$1,088	$1,084	$1,058
Same store period end occupancy (a)	93.4%	93.0%	92.5%	92.8%	94.0%
Same store portfolio average occupancy (a)	93.0%	92.7%	92.4%	93.4%	94.2%
Same store portfolio average effective monthly rent, per unit (a)	$1,098	$1,089	$1,083	$1,077	$1,056
Capitalization:
Total debt	$1,008,911	$1,049,541	$985,572	$979,330	$989,499
Common share price, period end	$11.45	$8.94	$14.08	$14.31	$11.57
Market equity capitalization	$1,093,822	$853,600	$1,294,545	$1,313,311	$1,050,712
Total market capitalization	$2,102,733	$1,903,141	$2,280,117	$2,292,641	$2,040,211
Total debt/total gross assets	52.6%	53.8%	53.5%	53.8%	54.5%
Net debt to Adjusted EBITDA (pro forma) (b)	9.2x	9.0x	8.9x	9.0x	9.2x
Interest coverage	2.8x	2.5x	2.8x	2.6x	2.6x
Common shares and OP Units:
Shares outstanding	94,741,146	94,691,806	91,070,637	90,894,656	89,932,418
OP units outstanding	789,134	789,134	871,491	881,107	881,107
Common shares and OP units outstanding	95,530,279	95,480,939	91,942,128	91,775,763	90,813,525
Weighted average common shares and units	95,224,855	91,737,113	91,526,726	90,908,646	90,394,212

(a)	Same store portfolio consists of 54 properties, which represent 14,748 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of one-time items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the five quarters ended June 30, 2020 was 9.7, 10.3x, 8.9x, 9.4x, and 9.7x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Assets:
Investments in real estate at cost	$1,864,182	$1,856,760	$1,796,365	$1,732,392	$1,704,769
Less: accumulated depreciation	(187,758)	(172,789)	(158,435)	(145,075)	(136,488)
Investments in real estate, net	1,676,424	1,683,971	1,637,930	1,587,317	1,568,281
Real estate held for sale	—	—	—	32,381	50,494
Cash and cash equivalents	11,652	57,436	9,888	6,587	11,060
Restricted cash	6,509	4,740	4,545	8,960	7,780
Other assets	14,253	10,731	10,380	16,439	16,364
Derivative assets	—	—	953	982	1,558
Intangible assets, net	74	260	410	351	210
Total assets	$1,708,912	$1,757,138	$1,664,106	$1,653,017	$1,655,747
Liabilities and Equity:
Indebtedness, net	$1,008,911	$1,049,541	$985,572	$979,330	$989,499
Accounts payable and accrued expenses	28,748	21,250	25,399	32,249	26,374
Accrued interest payable	1,970	2,099	2,196	794	691
Dividends payable	11,423	17,128	16,491	16,460	16,285
Derivative liabilities	34,614	30,937	7,769	12,415	7,394
Other liabilities	6,860	7,012	6,922	7,399	7,595
Total liabilities	1,092,526	1,127,967	1,044,349	1,048,647	1,047,838
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	947	947	911	909	899
Additional paid in capital	818,719	817,501	765,992	762,933	749,552
Accumulated other comprehensive income (loss)	(39,099)	(35,750)	(12,099)	(17,097)	(11,769)
Retained earnings (deficit)	(169,585)	(159,045)	(141,525)	(148,977)	(137,539)
Total shareholders' equity	610,982	623,653	613,279	597,768	601,143
Noncontrolling Interests	5,404	5,518	6,478	6,602	6,766
Total equity	616,386	629,171	619,757	604,370	607,909
Total liabilities and equity	$1,708,912	$1,757,138	$1,664,106	$1,653,017	$1,655,747

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING FIVE QUARTERS

Dollars in thousands, except per share data

	For the Three-Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Revenue:
Rental and other property revenue	$52,087	$51,156	$51,250	$51,057	$50,848
Other revenue	181	194	178	242	108
Total revenue	52,268	51,350	51,428	51,299	50,956
Expenses:
Property operating expenses	20,974	19,737	19,064	20,546	20,072
Property management expenses	2,077	2,156	1,950	1,901	2,062
General and administrative expenses (a)	3,574	5,376	2,987	3,113	3,538
Depreciation and amortization expense	15,231	14,828	14,213	13,434	12,721
Abandoned deal costs	—	130	—	—	—
Casualty losses	411	—	—	—	—
Total expenses	42,267	42,227	38,214	38,994	38,393
Interest expense	(9,202)	(9,497)	(9,873)	(9,783)	(9,849)
Net gains (losses) on sale of assets	—	—	20,679	2,390	12,142
Net income (loss)	799	(374)	24,020	4,912	14,856
(Income) loss allocated to noncontrolling interests	(10)	2	(236)	(49)	(147)
Net income (loss) available to common shares	$789	$(372)	$23,784	$4,863	$14,709
EPS - basic	$0.01	$0.00	$0.26	$0.05	$0.16
Weighted-average shares outstanding - Basic	94,435,722	90,895,488	90,646,142	90,027,540	89,513,105
EPS - diluted	$0.01	$0.00	$0.26	$0.05	$0.16
Weighted-average shares outstanding - Diluted	95,092,860	90,895,488	91,409,854	90,691,368	90,019,909
Funds From Operations (FFO):
Net Income (loss)	$799	$(374)	$24,020	$4,912	$14,856
Add-Back (Deduct):
Real estate depreciation and amortization	15,156	14,725	14,175	13,313	12,675
Net (gains) losses on sale of assets excluding debt extinguishment costs	—	—	(22,862)	(5,594)	(14,171)
FFO	$15,955	$14,351	$15,333	$12,631	$13,360
FFO per share	$0.17	$0.16	$0.17	$0.14	$0.15
CORE Funds From Operations (CFFO):
FFO	$15,955	$14,351	$15,333	$12,631	$13,360
Add-Back (Deduct):
Stock compensation expense (a)	1,233	2,627	717	692	1,086
Amortization of deferred financing costs	362	361	370	351	362
Other depreciation and amortization	75	103	38	121	46
Abandoned deal costs	-	130	—	—	—
Casualty losses	411	-	—	—	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	—	2,184	3,204	2,029
CFFO	$18,036	$17,572	$18,642	$16,999	$16,883
CFFO per share	$0.19	$0.19	$0.20	$0.19	$0.19
Weighted-average shares and units outstanding	95,224,855	91,737,113	91,526,726	90,908,646	90,394,212

(a)	The three-months ended March 31, 2020 included $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND SIX MONTHS ENDED JUNE 30, 2020 and 2019

Dollars in thousands, except per share data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Rental and other property revenue	$52,087	$50,848	$103,243	$100,313
Other revenue	181	108	375	183
Total revenue	52,268	50,956	103,618	100,496
Expenses:
Property operating expenses	20,974	20,072	40,711	39,958
Property management expenses	2,077	2,062	4,233	3,875
General and administrative expenses (a)	3,574	3,538	8,950	6,645
Depreciation and amortization expense	15,231	12,721	30,059	25,168
Abandoned deal costs	-	-	130	-
Casualty losses	411	-	411	-
Total expenses	42,267	38,393	84,494	75,646
Interest expense	(9,202)	(9,849)	(18,699)	(19,570)
Net gains (losses) on sale of assets	-	12,142	-	12,142
Net income (loss)	799	14,856	425	17,422
(Income) loss allocated to noncontrolling interests	(10)	(147)	(8)	(173)
Net income (loss) available to common shares	$789	$14,709	$417	$17,249
EPS - basic	$0.01	$0.16	$0.00	$0.19
Weighted-average shares outstanding - Basic	94,435,722	89,513,105	92,646,891	89,252,724
EPS - diluted	$0.01	$0.16	$0.00	$0.19
Weighted-average shares outstanding - Diluted	95,092,860	90,019,909	93,550,425	89,902,637

Funds From Operations (FFO):
Net Income (loss)	$799	$14,856	$425	$17,422
Adjustments:
Real estate depreciation and amortization	15,156	12,675	29,881	24,993
Net (gains) losses on sale of assets excluding debt extinguishment costs	—	(14,171)	-	(14,171)
Funds From Operations	$15,955	$13,360	$30,306	$28,244
FFO per share	$0.17	$0.15	$0.32	$0.31
Core Funds From Operations (CFFO):
Funds From Operations	$15,955	$13,360	$30,306	$28,244
Adjustments:
Stock compensation expense (a)	1,233	1,086	3,860	1,708
Amortization of deferred financing costs	362	362	723	701
Other depreciation and amortization	75	46	178	175
Abandoned deal costs	—	—	130	—
Casualty losses	411	—	411	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	2,029	—	2,029
Core Funds From Operations	$18,036	$16,883	$35,608	$32,857
CFFO per share	$0.19	$0.19	$0.38	$0.36
Weighted-average shares and units outstanding	95,224,855	90,394,212	93,462,270	90,133,830

(a)	Included in the six-months ended June 30, 2020 is $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net income (loss)	$799	$(374)	$24,020	$4,912	$14,856
Add-Back (Deduct):
Depreciation and amortization	15,231	14,828	14,213	13,434	12,721
Interest expense	9,202	9,497	9,873	9,783	9,849
Net (gains) losses on sale of assets	—	—	(20,679)	(2,390)	(12,142)
Abandoned deal costs	—	130	—	—	—
Casualty losses	411	—	—	—	—
Adjusted EBITDA	$25,643	$24,081	$27,427	$25,739	$25,284

INTEREST COST:
Interest expense	$9,202	$9,497	$9,873	$9,783	$9,849

INTEREST COVERAGE:	2.8x	2.5x	2.8x	2.6x	2.6x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
ADJUSTED EBITDA:	2020	2019	2020	2019
Net income (loss)	$799	$14,856	$425	$17,422
Add-Back (Deduct):
Depreciation and amortization	15,231	12,721	30,059	25,168
Interest expense	9,202	9,849	18,699	19,570
Net (gains) losses on sale of assets	—	(12,142)	—	(12,142)
Abandoned deal costs	—	—	130	—
Casualty losses	411	—	411	—
Adjusted EBITDA	$25,643	$25,284	$49,724	$50,018

INTEREST COST:
Interest expense	$9,202	$9,849	$18,699	$19,570

INTEREST COVERAGE:	2.8x	2.6x	2.7x	2.6x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Revenue:
Rental and other property revenue	$48,176	$47,893	$47,433	$48,006	$47,389
Property Operating Expenses:
Real estate taxes	6,261	5,921	5,457	5,951	5,937
Property insurance	1,097	917	998	987	963
Personnel expenses	4,658	4,385	4,416	4,706	4,512
Utilities	2,555	2,766	2,623	2,648	2,451
Repairs and maintenance	1,697	1,500	1,243	1,970	1,955
Contract services	1,969	1,751	1,737	1,738	1,782
Advertising expenses	485	535	526	528	522
Other expenses	491	663	623	649	652
Total property operating expenses	19,213	18,438	17,623	19,177	18,774
Same-store net operating income (a)	$28,963	$29,455	$29,810	$28,829	$28,615
Same-store NOI margin	60.1%	61.5%	62.8%	60.1%	60.4%
Average occupancy	93.0%	92.7%	92.4%	93.4%	94.2%
Average effective monthly rent, per unit	$1,098	$1,089	$1,083	$1,077	$1,056
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$28,963	$29,455	$29,810	$28,829	$28,615
Non same-store net operating income	2,150	1,964	2,376	1,682	2,161
Other revenue	181	194	178	242	108
Property management expenses	(2,077)	(2,156)	(1,950)	(1,901)	(2,062)
General and administrative expenses	(3,574)	(5,376)	(2,987)	(3,113)	(3,538)
Depreciation and amortization expense	(15,231)	(14,828)	(14,213)	(13,434)	(12,721)
Abandoned deal costs	—	(130)	—	—	—
Casualty losses	(411)	—	—	—	—
Interest expense	(9,202)	(9,497)	(9,873)	(9,783)	(9,849)
Net gains (losses) on sale of assets	—	—	20,679	2,390	12,142
Net income (loss)	$799	$(374)	$24,020	$4,912	$14,856

(a)	Same store portfolio consists of 54 properties, which represent 14,748 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2020 and 2019

Dollars in thousands, except per unit data

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2020	2019	% change	2020	2019	% change
Revenue:
Rental and other property revenue	$48,176	$47,389	1.7%	$96,069	$93,136	3.1%
Property Operating Expenses:
Real estate taxes	6,261	5,937	5.5%	12,182	12,028	1.3%
Property insurance	1,097	963	13.9%	2,014	1,916	5.1%
Personnel expenses	4,658	4,512	3.2%	9,043	8,820	2.5%
Utilities	2,555	2,451	4.2%	5,321	5,028	5.8%
Repairs and maintenance	1,697	1,955	-13.2%	3,197	3,454	-7.4%
Contract services	1,969	1,782	10.5%	3,720	3,434	8.3%
Advertising expenses	485	522	-7.1%	1,020	986	3.4%
Other expenses	491	652	-24.7%	1,154	1,316	-12.3%
Total property operating expenses	19,213	18,774	2.3%	37,651	36,982	1.8%
Same-store net operating income (a)	$28,963	$28,615	1.2%	$58,418	$56,154	4.0%
Same-store NOI margin	60.1%	60.4%	-0.3%	60.8%	60.3%	0.5%
Average occupancy	93.0%	94.2%	-1.2%	92.8%	93.5%	-0.7%
Average effective monthly rent, per unit	$1,098	$1,056	4.0%	$1,093	$1,047	4.4%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$28,963	$28,615		$58,418	$56,154
Non same-store net operating income	2,150	2,161		4,114	4,201
Other revenue	181	108		375	183
Property management expenses	(2,077)	(2,062)		(4,233)	(3,875)
General and administrative expenses	(3,574)	(3,538)		(8,950)	(6,645)
Depreciation and amortization expense	(15,231)	(12,721)		(30,059)	(25,168)
Abandoned deal costs	—	—		(130)	—
Casualty losses	(411)	—		(411)	—
Interest expense	(9,202)	(9,849)		(18,699)	(19,570)
Net gains (losses) on sale of assets	—	12,142		—	12,142
Net income (loss)	$799	$14,856		$425	$17,422

(a)	Same store portfolio consists of 54 properties, which represent 14,748 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING FIVE QUARTERS

Dollars in thousands

	For the Three-Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Rental and other property revenue
Same store (a)	$48,176	$47,893	$47,433	$48,006	$47,389
Non same-store	3,911	3,263	3,817	3,051	3,459
Total rental and other property revenue	52,087	51,156	51,250	51,057	50,848
Property operating expenses
Same store (a)	19,213	18,438	17,623	19,177	18,774
Non same-store	1,761	1,299	1,441	1,369	1,298
Total property operating expenses	20,974	19,737	19,064	20,546	20,072
Net operating income
Same-store (a)	28,963	29,455	29,810	28,829	28,615
Non same-store	2,150	1,964	2,376	1,682	2,161
Total property net operating income	$31,113	$31,419	$32,186	$30,511	$30,776
Reconciliation of NOI to net income (loss)
Total property net operating income	$31,113	$31,419	$32,186	$30,511	$30,776
Other revenue	181	194	178	242	108
Property management expenses	(2,077)	(2,156)	(1,950)	(1,901)	(2,062)
General and administrative expenses	(3,574)	(5,376)	(2,987)	(3,113)	(3,538)
Depreciation and amortization expense	(15,231)	(14,828)	(14,213)	(13,434)	(12,721)
Abandoned deal costs	—	(130)	—	—	—
Casualty losses	(411)	—	—	—	—
Interest expense	(9,202)	(9,497)	(9,873)	(9,783)	(9,849)
Net gains (losses) on sale of assets	—	—	20,679	2,390	12,142
Net income (loss)	$799	$(374)	$24,020	$4,912	$14,856

(a)	Same store portfolio consists of 54 properties, which represent 14,748 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED JUNE 30, 2020

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses				Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2020	2019	% Change	2020	2019	% Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Atlanta, GA	5	1,796	$6,391	$6,224	2.7%	$2,292	$2,246	2.0%		$4,099	$3,978	3.0%	94.3%	94.9%	-0.6%	$1,219	$1,157	5.4%
Raleigh - Durham, NC	5	1,372	5,041	4,937	2.1%	1,667	1,866	-10.7%		3,374	3,071	9.9%	93.9%	95.1%	-1.2%	1,209	1,166	3.7%
Louisville, KY	6	1,710	5,100	5,149	-1.0%	2,151	1,995	7.8%		2,949	3,154	-6.5%	88.4%	91.7%	-3.3%	1,022	986	3.6%
Memphis, TN	4	1,383	4,681	4,623	1.3%	1,727	1,739	-0.7%		2,954	2,884	2.4%	89.5%	92.9%	-3.4%	1,163	1,116	4.2%
Columbus, OH	6	1,547	4,749	4,545	4.5%	2,367	1,936	22.3%	(a)	2,382	2,609	-8.7%	93.2%	92.6%	0.6%	1,043	991	5.2%
Oklahoma City, OK	5	1,658	3,532	3,416	3.4%	1,429	1,410	1.3%		2,103	2,006	4.8%	96.7%	95.7%	1.0%	689	667	3.3%
Indianapolis, IN	4	916	2,977	2,815	5.8%	1,206	1,126	7.1%		1,771	1,689	4.9%	96.3%	95.9%	0.3%	1,040	992	4.8%
Tampa-St. Petersburg, FL	3	840	2,950	2,981	-1.0%	1,354	1,334	1.5%		1,596	1,647	-3.1%	89.9%	95.0%	-5.1%	1,253	1,170	7.1%
Dallas, TX	3	734	2,703	2,689	0.5%	1,130	1,139	-0.8%		1,573	1,550	1.5%	94.9%	96.2%	-1.4%	1,216	1,186	2.5%
Myrtle Beach, SC - Wilmington, NC	3	628	1,892	1,963	-3.6%	665	651	2.2%		1,227	1,312	-6.5%	91.1%	95.3%	-4.1%	1,034	1,014	2.1%
Charleston, SC	2	518	2,136	2,119	0.8%	976	1,025	-4.8%		1,160	1,094	6.0%	93.9%	95.2%	-1.3%	1,325	1,297	2.1%
Orlando, FL	1	297	1,255	1,323	-5.1%	475	494	-3.8%		780	829	-5.9%	93.6%	96.6%	-3.0%	1,485	1,466	1.3%
Charlotte, NC	1	208	1,008	1,035	-2.6%	347	358	-3.1%		661	677	-2.4%	92.8%	96.9%	-4.1%	1,537	1,549	-0.8%
Asheville, NC	1	252	869	869	0.0%	279	286	-2.4%		590	583	1.2%	96.1%	97.4%	-1.3%	1,144	1,128	1.5%
Chattanooga, TN	2	295	913	868	5.2%	426	419	1.7%		487	449	8.5%	97.3%	96.0%	1.3%	998	973	2.6%
St. Louis, MO	1	152	723	682	6.0%	249	246	1.2%		474	436	8.7%	96.3%	92.8%	3.5%	1,457	1,470	-0.8%
Huntsville, AL	1	178	591	542	9.0%	193	198	-2.5%		398	344	15.7%	97.5%	98.2%	-0.8%	1,051	956	9.9%
Baton Rouge, LA	1	264	665	609	9.2%	280	306	-8.5%		385	303	27.1%	84.3%	79.2%	5.0%	922	893	3.3%
Total/Weighted Average	54	14,748	$48,176	$47,389	1.7%	$19,213	$18,774	2.3%		$28,963	$28,615	1.2%	93.0%	94.2%	-1.2%	$1,098	$1,056	3.9%

(a)	Increase in Columbus, OH property operating expenses is due to non-controllable property tax and insurance costs

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

SIX MONTHS ENDED JUNE 30, 2020

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Atlanta, GA	5	1,796	$12,860	$12,261	4.9%	$4,510	$4,430	1.8%	$8,350	$7,831	6.6%	94.1%	94.6%	-0.5%	$1,215	$1,146	6.0%
Raleigh - Durham, NC	5	1,372	10,034	9,590	4.6%	3,451	3,628	-4.9%	6,583	5,962	10.4%	93.8%	93.3%	0.4%	1,204	1,153	4.4%
Louisville, KY	6	1,710	10,244	10,043	2.0%	4,241	3,984	6.5%	6,003	6,059	-0.9%	89.0%	90.3%	-1.3%	1,016	982	3.5%
Memphis, TN	4	1,383	9,156	9,091	0.7%	3,503	3,414	2.6%	5,653	5,677	-0.4%	89.0%	92.6%	-3.6%	1,157	1,100	5.2%
Columbus, OH	6	1,547	9,457	8,928	5.9%	4,371	3,859	13.3%	5,086	5,069	0.3%	93.1%	92.2%	0.8%	1,037	982	5.6%
Oklahoma City, OK	5	1,658	7,023	6,748	4.1%	2,810	2,748	2.3%	4,213	4,000	5.3%	96.2%	95.2%	1.0%	685	663	3.2%
Indianapolis, IN	4	916	5,851	5,513	6.1%	2,340	2,339	0.0%	3,511	3,174	10.6%	95.2%	94.7%	0.4%	1,035	986	4.9%
Tampa-St. Petersburg, FL	3	840	5,860	5,908	-0.8%	2,543	2,615	-2.8%	3,317	3,293	0.7%	88.8%	94.7%	-5.9%	1,244	1,164	6.8%
Dallas, TX	3	734	5,380	5,351	0.5%	2,245	2,280	-1.5%	3,135	3,071	2.1%	95.4%	96.4%	-1.0%	1,209	1,182	2.2%
Myrtle Beach, SC - Wilmington, NC	3	628	3,756	3,793	-1.0%	1,291	1,264	2.1%	2,465	2,529	-2.5%	90.5%	94.1%	-3.6%	1,036	991	4.5%
Charleston, SC	2	518	4,270	4,142	3.1%	1,891	1,911	-1.0%	2,379	2,231	6.6%	94.2%	94.5%	-0.2%	1,320	1,280	3.2%
Orlando, FL	1	297	2,612	2,632	-0.8%	964	952	1.3%	1,648	1,680	-1.9%	94.9%	97.0%	-2.1%	1,491	1,457	2.3%
Charlotte, NC	1	208	2,076	2,011	3.2%	675	717	-5.9%	1,401	1,294	8.3%	95.5%	95.2%	0.3%	1,550	1,530	1.4%
Asheville, NC	1	252	1,751	1,724	1.6%	542	539	0.6%	1,209	1,185	2.0%	96.0%	97.1%	-1.1%	1,151	1,121	2.7%
Chattanooga, TN	2	295	1,827	1,725	5.9%	843	843	0.0%	984	882	11.6%	97.2%	95.1%	2.1%	996	970	2.6%
St. Louis, MO	1	152	1,434	1,405	2.1%	496	500	-0.8%	938	905	3.6%	96.9%	94.3%	2.6%	1,462	1,452	0.7%
Huntsville, AL	1	178	1,179	1,077	9.5%	398	387	2.8%	781	690	13.2%	97.6%	97.6%	0.0%	1,030	944	9.2%
Baton Rouge, LA	1	264	1,299	1,194	8.8%	537	572	-6.1%	762	622	22.5%	83.5%	75.4%	8.1%	915	919	-0.4%
Total/Weighted Average	54	14,748	$96,069	$93,136	3.1%	$37,651	$36,982	1.8%	$58,418	$56,154	4.0%	92.8%	93.5%	-0.7%	$1,093	$1,047	4.4%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended June 30, 2020
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	6	2,020	$258,038	95.2%	$1,205	$4,520	14.5%
Raleigh - Durham, NC	6	1,690	244,526	94.6%	1,190	4,029	13.0%
Louisville, KY	6	1,710	199,944	89.1%	1,022	2,949	9.5%
Memphis, TN	4	1,383	147,716	92.6%	1,163	2,953	9.5%
Columbus, OH	6	1,547	154,876	92.9%	1,043	2,382	7.7%
Tampa-St. Petersburg, FL	4	1,104	177,769	91.8%	1,269	2,152	6.9%
Oklahoma City, OK	5	1,658	79,096	95.1%	689	2,104	6.8%
Dallas, TX	4	985	91,589	95.6%	1,291	2,077	6.7%
Indianapolis, IN	4	916	139,650	95.2%	1,040	1,771	5.7%
Myrtle Beach, SC - Wilmington, NC	3	628	64,272	93.5%	1,034	1,228	3.9%
Charleston, SC	2	518	80,093	92.9%	1,325	1,160	3.7%
Orlando, FL	1	297	48,926	96.0%	1,485	781	2.5%
Charlotte, NC	1	208	42,229	92.8%	1,537	660	2.1%
Asheville, NC	1	252	28,803	97.2%	1,144	589	1.9%
Chattanooga, TN	2	295	27,533	97.0%	998	487	1.6%
St. Louis, MO	1	152	33,633	90.8%	1,457	475	1.5%
Huntsville, AL	1	178	16,515	96.1%	1,051	398	1.3%
Baton Rouge, LA	1	264	28,974	87.5%	922	386	1.2%
Total/Weighted Average	58	15,805	$1,864,182	93.5%	$1,108	$31,101	100.0%

VALUE ADD SUMMARY

PROJECT LIFE TO DATE AS OF JUNE 30, 2020

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
The Village at Auburn	Raleigh-Durham, NC	88.1%	328	289	264	178	17.1%	14,486	2,108	16,594	14.7%	12.9%
Pointe at Canyon Ridge	Atlanta, GA	77.1%	494	381	374	171	17.8%	9,077	1,773	10,850	22.6%	18.9%
Haverford	Lexington, KY	81.3%	160	130	128	87	10.2%	5,550	798	6,347	18.8%	16.4%
Crestmont	Atlanta, GA	93.3%	208	194	188	148	16.0%	12,263	7,742	20,005	14.5%	8.9%
The Commons at Canal Winchester	Columbus, OH	58.0%	264	153	132	203	23.4%	10,662	402	11,064	22.8%	22.0%
Creekside Corners	Atlanta, GA	66.7%	444	296	289	176	18.7%	8,927	1,314	10,241	23.7%	20.7%
Stonebridge Crossing	Memphis, TN	69.6%	500	348	317	136	16.1%	9,950	1,131	11,082	16.4%	14.7%
Arbors River Oaks	Memphis, TN	63.4%	191	121	125	252	22.0%	9,655	561	10,215	31.4%	29.7%
Vantage at Hillsborough	Tampa, FL	42.8%	348	149	144	177	17.1%	14,373	2,155	16,528	14.8%	12.9%
Waterford Landing	Atlanta, GA	23.5%	260	61	65	169	16.7%	8,785	685	9,470	23.1%	21.4%
North Park	Atlanta, GA	19.2%	224	43	46	151	14.7%	8,895	268	9,163	20.3%	19.7%
Avalon Oaks	Columbus, OH	11.5%	235	27	39	252	28.5%	11,695	1,021	12,716	25.9%	23.8%
Schirm Farms (f)	Columbus, OH	76.1%	264	201	194	80	9.3%	7,749	613	8,362	12.4%	11.5%
Jamestown (f)	Louisville, KY	71.1%	356	253	247	280	33.8%	16,043	5,161	21,203	21.0%	15.9%
Oxmoor (f)	Louisville, KY	68.1%	432	294	286	190	21.1%	16,344	127	16,471	13.9%	13.8%
Lucerne (f)	Tampa, FL	40.6%	276	112	98	243	22.2%	14,606	634	15,240	20.0%	19.1%
Brunswick Point (f)	Wilmington, NC	69.4%	288	200	189	61	6.1%	6,921	56	6,977	10.5%	10.4%
Total/Weighted Average			5,272	3,252	3,125	$170	18.1%	$11,190	$1,775	$12,966	18.2%	15.7%

On hold (e)
Rocky Creek	Tampa, FL	0.0%	264	0	0	-	0.0%	-	-	-	0.0%	0.0%
Meadows	Louisville, KY	0.0%	400	0	0	-	0.0%	-	-	-	0.0%	0.0%
Westmont Commons	Asheville, NC	0.0%	252	0	0	-	0.0%	-	-	-	0.0%	0.0%
Walnut Hill	Memphis, TN	0.0%	362	0	0	-	0.0%	-	-	-	0.0%	0.0%
Lenoxplace	Raleigh-Durham, NC	0.0%	268	0	0	-	0.0%	-	-	-	0.0%	0.0%
Thornhill	Raleigh-Durham, NC	0.0%	318	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			1,864	0	0	$-	0.0%	$-	$-	$-	0.0%	0.0%

Grand Total/Weighted Average			7,136	3,252	3,125	$170	18.1%	$11,190	$1,775	$12,966	18.2%	15.7%

(a)

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities.  Interior costs per unit are based on units leased.  Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	Renovations at these properties have been delayed as we evaluate market conditions amid the COVID-19 pandemic.
(f)	Renovations at these properties were paused in March 2020, but were restarted in June and July 2020.

CAPITAL RECYCLING

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions to Date 2020	Market	Units	Acquisition Date	Contract Price	Price per Unit	Average Rent Per Unit
The Adley at Craig Ranch	Dallas, TX	251	February 11, 2020	$51,204	$204	$1,552

Total		251		$51,204	$204	$1,552

DEBT SUMMARY AS OF JUNE 30, 2020

Dollars in thousands

	Amount	Weighted Average Rate (c)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured credit facility (a)	$212,802	1.6%	Floating	2.9
Unsecured term loans (b)	300,000	1.5%	Floating	3.8
Mortgages	501,041	3.9%	Fixed	3.5
Unamortized deferred financing costs	(4,932)
Total Debt	1,008,911	2.7%		3.5
Market Equity Capitalization, at period end	1,093,822
Total Capitalization	$2,102,733

(a)

Credit facility total capacity is $350,000, comprised entirely of an unsecured revolving line of credit, of which $212,802 was drawn as of June 30, 2020. The maturity date of borrowings under the revolving line of credit is May 9, 2023.

(b)	Comprised of a $200,000 unsecured term loan with a maturity date of January 17, 2024 and a $100,000 unsecured term loan with a maturity date of November 20, 2024.
(c)

Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. The effective interest rate during 2Q 2020 on our floating rate debt, after giving effect to the impact of interest rate swaps and collars, was 3.2%.

(d)

As of June 30, 2020, we maintained a float-to-fixed interest swap with a $150,000 notional amount. This swap, which expires on June 17, 2021 and has a fixed rate of 1.1325%, has converted $150,000 of floating rate debt to fixed rate debt. We also maintain: (1) an interest rate collar with a $100,000 notional amount, which expires on November 20, 2024, has a floor of 1.25% and a cap of 2.00%, and (2) an interest rate collar with a $150,000 notional amount, which expires on January 17, 2024, has a floor of 2.25% and a cap of 2.50%. These collars have converted $250,000 of floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

(e)	Debt maturity schedule reflects the July 2020 refinance of $32.2 million of property level debt using our unsecured revolving line of credit.

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF JUNE 30, 2020

Dollars in thousands

Debt Covenant Summary (a)	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	47.8%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.2x	Yes
Unsecured leverage ratio	≤ 60%	46.2%	Yes
Unencumbered asset debt service ratio	≥ 1.3x	1.8x	Yes

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q2 2020 NOI	% of Total
Unencumbered assets	9,087	57.5%	$1,062,901	55.5%	$16,872	54.2%
Encumbered assets	6,718	42.5%	853,523	44.5%	14,241	45.8%
	15,805	100.0%	$1,916,424	100.0%	$31,113	100.0%
(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Unsecured Credit Facility and Unsecured Term Loan Agreements, which are included as exhibits 10.20, 10.6, and 10.15 of our 2019 Form 10-K.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as casualty losses and abandoned deal costs.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO provide investors with additional useful measures to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage.  The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Total debt	$1,008,911	$1,049,541	$985,572	$979,330	$989,499
Less: cash and cash equivalents	(11,652)	(57,436)	(9,888)	(6,587)	(11,060)
Total net debt	$997,259	$992,105	$975,684	$972,743	$978,439

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Total assets	$1,708,912	$1,757,138	$1,664,106	$1,653,017	$1,655,747
Plus: accumulated depreciation	187,758	172,789	158,435	148,924	141,965
Plus: accumulated amortization	19,754	19,567	19,197	19,232	19,495
Total gross assets	$1,916,424	$1,949,494	$1,841,738	$1,821,173	$1,817,207